EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Employment Agreement" or "Agreement"), dated this 14th day of January 2004, is by and between eLinear, Inc., a Delaware corporation, Houston, Texas (the "Company"), and Ramzi Milad Nassar (the "Executive") an individual for employment beginning February 1, 2004.

     WHEREAS, the Executive is willing to enter into an agreement with the Company upon the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto agree as follows:

1.     Term  of Agreement.  Subject to the terms and conditions hereof, the term
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of  employment of the Executive under this Employment Agreement shall be for the period commencing on the date hereof (the "Commencement Date") and terminating two years from the Commencement Date, unless sooner terminated in accordance with the provisions of Section 6 hereof. (Such term of employment is herein sometimes called the "Employment Term.")

2.     Employment.  As  of  the  Commencement Date, the Company hereby agrees to
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employ  the  Executive  as  Chief  Operating  Officer,  Senior Vice President of
eLinear, Inc. with such duties as assigned from time to time by the Company, and the Executive hereby accepts such employment and agrees to perform his duties and responsibilities hereunder in accordance with the terms and conditions hereinafter set forth.

3.     Duties  and  Responsibilities.
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(a)     Duties.  Executive shall perform such duties as are usually performed by a Chief Operating Officer, Senior Vice President with such duties as assigned from time to time by the Company of a business similar in size and scope as the Company and such other reasonable additional duties as may be prescribed from time-to-time by the Company's Chief Executive Officer which are reasonable and consistent with the Company's operations, taking into account Executive's expertise and job responsibilities. This agreement shall survive any job title or responsibility change. All actions of Executive shall be subject and subordinate to the review and approval of the Chief Executive Officer and board of directors of the Company. The Chief Executive Officer of the Company shall be the final and exclusive arbiter of all policy decisions relative to the Company's business (including their subsidiaries).

(b) Devotion of Time. During the term of this agreement, Executive agrees to devote his exclusive and full-time service during normal business hours to the business and affairs of the Company (including their subsidiaries) to the extent necessary to discharge the responsibilities assigned to Executive and to use reasonable best efforts to perform faithfully and efficiently such responsibilities. During the term of this Agreement it shall not be a violation of this Agreement for Executive to manage personal investments or companies in which personal investments are made so long as such activities do not significantly interfere with the performance of Executive's responsibilities with the Company and which companies are not in direct competition with the Company.

4.     Compensation  and  Benefits  During  the  Employment  Term.
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(a)     Salary.  Executive  will be compensated by the Company at a monthly base salary of $8,000, from which shall be deducted income tax withholdings, social security, and other customary employee deductions in conformity with the Company's payroll policy in effect.


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(b)     Bonus.  Executive  will  receive a one-time sign on bonus of $20,000.00, such bonus will be payable on or before February 2, 2004. Executive shall also receive a $5000.00 quarterly performance bonus. Executive will also be eligible for an additional bonus set by the Compensation Committee of up to one half of Executive's base salary. Executive acknowledges that the Compensation Committee will set the bonus parameters to be achieved in their sole discretion, and that Executive has not been given any guidance as to the criteria to be used by the Compensation Committee, nor has the Executive entered into this Agreement based on any representations as to the criteria to be used by the Compensation Committee.

(c) Option. The Executive shall receive an employee option expiring five years from the date hereof to purchase 460,000 shares at an exercise price of $
2.00 per share. The vesting schedule shall be 25% upon the one-year anniversary of the execution of this Agreement and 25% each subsequent year thereafter; provided that no vesting shall occur unless Executive is employed by the Company on the respective vesting date; provided further that if the Company terminates the Executive during the Employment Term for any reason other than for Cause, for vesting calculation purposes, the options due the Executive at year-end will be prorated in relation to the date of Executive's employment termination and such prorated amount will vest immediately at the date of Executive's employment termination. For the avoidance of doubt, if Executive is terminated for Cause, resigns, or dies, Executive will not be entitled to any prorated vesting as set forth in the previous sentence. In addition, if Executive is terminated for any reason, resigns, or dies this option shall expire on the earlier of: (i) four years from the date hereof, or (ii) two years from the date of the termination, resignation, or death. The option shall be evidenced by an option agreement, shall expire in five years, and shall be subject to the terms of the Company's 2003 Stock Option Plan and such option agreement. The term of the option is not intended to extend or otherwise modify the Employment Term.

(d) Executive Allowance. The Executive will receive a $1,000.00 expense allowance per month for home office and car.

5.     Change  of  Control
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     In  the  case  of a change of control of the Company, all unvested options, those described in paragraph 4(c) and any others granted since the effective date of this Agreement, shall be accelerated and will vest immediately.

6.     Termination
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(a)     Executive's  employment  under the Agreement may be terminated under any of  the  following  circumstances:

     (i)     Immediately  by  the  Company,  upon  the  death  of  Executive.

     (ii)     By  the  Executive  at  any  time,  upon  14  days written notice.

     (iii) Immediately, upon written notice by the Company for Cause which for purposes of the Agreement shall be defined as (i) Executive's willful and persistent inattention to his reasonable duties which amounts to gross negligence or willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, the Company, (ii) Executive's willful breach of any term or provision of the Agreement which breach shall have remained substantially uncorrected for 15 days with an opportunity to cure following written notice to the Executive; or (iii) the commission by Executive of any act or any failure by Executive to act involving criminal conduct or moral turpitude, whether or not directly relating to the business and affairs of the Company.


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(b)     Effects  of  Termination.  In the event that the Agreement is terminated
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pursuant  to  Section  6(a)  or  upon  expiration  of the term of the Agreement, neither the Executive nor the Company shall have any further obligations hereunder except for (a) obligations occurring prior to the date of termination, and (b) obligations, promises or covenants contained herein which are expressly made to extend beyond the term of the Agreement.

(c)     Improper  Termination.  In  the  event of the Executive's termination by
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the  Company  for any reason other than for Cause or the death of the Executive,
Executive shall continue to be paid, as severance pay, an amount equal to his salary at the time of termination until the earlier of: (i) the end of the Employment Term, or (ii) 180 calendar days from the date of the termination.

7.     Revealing  of Trade Secrets, etc.  Executive acknowledges the interest of
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the  Company  in  maintaining  the confidentiality of information related to its business and shall not at any time during the Employment Term or thereafter, directly or indirectly, reveal or cause to be revealed to any person or entity the supplier lists, customer lists or other confidential business information of the Company; provided, however, that the parties acknowledge that it is not the intention of this paragraph to include within its subject matter (a) information not proprietary to the Company, (b) information which is then in the public domain through no fault of Executive, or (c) information required to be disclosed by law.

8.     Non-Competition  Agreement.  As  part  of  the  consideration  for  the
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compensation and benefits to be paid and extended to Executive hereunder, and as an additional incentive for the Company to enter into this employment relationship, Executive agrees to the non-competition provisions of this section.

(a) Executive hereby agrees that for a period commencing on the date hereof and ending 6 months following the termination of Executive's employment with the Company for whatever reason, he will not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for, or otherwise assist any person or entity (other than the Company) that engages in or owns, invests in, operates, manages or controls any venture or enterprise that engages or proposes to engage in the business of structured wiring and home automation within Harris County (the "Territory").

(b) Restrictions on Future Employment. Executive understands that the foregoing restrictions may limit his ability to engage in certain businesses in the Territory during the period provided for above, but acknowledges that Executive will receive sufficiently high remuneration and other benefits (e.g., high remuneration during the term of the Agreement and access to certain confidential and proprietary information and trade secrets) under this Agreement to justify such restriction. Executive acknowledges that money damages would not be sufficient remedy for any breach of this section by Executive, and Company or any of its subsidiaries or affiliates shall be entitled to enforce the provisions of this section by terminating any payments then owing to Executive under this Agreement and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach, without any requirement for the securing or posting of any bond in connection with such remedies. Such remedies shall not be deemed the exclusive remedies for a breach of this section, but shall be in addition to all remedies available at law or in equity to Company or any of its subsidiaries or affiliates, including, without limitation, the recovery of damages from Executive and his agents involved in such breach.

(c) Acknowledgement by Parties. It is expressly understood that the restrictions contained in this section are related to and result from the agreements of the Company and Executive in this section and it is agreed that the Company and Executive consider the restrictions contained in this section to be reasonable


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and  necessary to protect the confidential and proprietary information and trade secrets of the Company and its subsidiaries and affiliates.

9.     Survival.  In  the  event  that  this Agreement shall be terminated, then
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notwithstanding  such  termination,  the  obligations  of  Executive pursuant to
Section 7 and 8 of this Agreement shall survive such termination.

10.     Contents  of  Agreement,  Parties  in  Interest,  Assignment, etc.  This
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Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Executive hereunder which are of a personal nature shall neither be assigned nor transferred in whole or in part by Executive. This Agreement shall not be amended except by a written instrument duly executed by the parties.

11.     Severability;  Construction.  If any term or provision of this Agreement
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shall  be  held  to  be  invalid  or  unenforceable for any reason, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining terms and provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable term or provision had not been contained herein. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

12.     Notices.  Any notice, request, instruction or other document to be given
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hereunder  by  any  party  to  the  other party shall be in writing and shall be deemed to have been duly given when delivered personally; or five (5) days after dispatch by registered or certified mail, postage prepaid, return receipt requested; or one (1) day after dispatch by overnight courier service; in each case, to the party to whom the same is so given or made:

     IF TO THE COMPANY ADDRESSED TO:

     eLinear, Inc.
     7240 Brittmoore Road, #118
     Houston, Texas 77041
     Attn: Chief Executive Officer

     IF TO EXECUTIVE ADDRESSED TO:

     Ramzi  Nassar
     3225 Maroneal
     Houston, TX 77025

or to such other address as the one party shall specify to the other party in writing.

13.     Counterparts  and  Headings.  This  Agreement  may be executed in one or
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more  counterparts,  each  of  which  shall  be deemed an original and all which together shall constitute one and the same instrument. All headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.


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14.     Governing Law; Venue.  This Agreement shall be construed and enforced in
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accordance  with, the laws of the State of Texas, without regard to the conflict of laws provisions thereof. Venue of any dispute concerning this Agreement shall be exclusively in Harris County, Texas.

15.     Waiver.      The  failure  of  either  party to enforce any provision of
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this  Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


RAMZI  MILAD  NASSAR                    ELINEAR,  INC.



___________________________             ________________________________________
                                        Kevan Casey, Chief Executive Officer




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